Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 6, 2020	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
AND PROVIDES PRELIMINARY GUIDANCE FOR FISCAL 2021

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2020 fiscal year and for the nine months ended June 30, 2020.

FISCAL 2020 THIRD QUARTER SUMMARY
•GAAP earnings of $41.3 million, or $0.47 per share, which includes a $13.2 million after-tax impairment of oil and gas properties, compared to GAAP net income of $63.8 million, or $0.73 per share, in the prior year
•Adjusted operating results of $50.0 million, or $0.57 per share, compared to $61.8 million, or $0.71 per share, in the prior year (see non-GAAP reconciliation on page 2)
•Adjusted EBITDA of $171.9 million compared to $182.9 million in the prior year (non-GAAP reconciliation on page 24)
•Pipeline & Storage Adjusted EBITDA of $50.5 million, an increase of 35% from the prior year, driven primarily by the successful resolution of a National Fuel Gas Supply Corporation rate proceeding, and reduced O&M expense
•E&P segment net production of 56.0 Bcfe, an increase of 1.3 Bcfe from the prior year
•7.3 Bcf of price-related natural gas curtailments due to sustained low Appalachian pricing
•Average natural gas prices, after the impact of hedging, of $1.92 per Mcf, down $0.44 per Mcf from the prior year
•Average oil prices, after the impact of hedging, of $50.70 per Bbl, down $12.22 per Bbl from the prior year
•Gathering Adjusted EBITDA of $27.8 million, largely unchanged from the prior year despite the impact of price-related curtailments

MANAGEMENT COMMENTS ON THIRD QUARTER RESULTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “The benefits of our integrated, diversified business model are evident as we move through fiscal 2020, with strong results from our rate-regulated subsidiaries providing an important measure of stability in the face of commodity price headwinds. To the latter point, our Exploration and Production segment activity level dropped to a single rig in mid-June and we continue to voluntarily curtail a portion of our Appalachian spot market volumes, which we anticipate will continue while low prices persist through the remainder of the summer.

Turning to fiscal 2021, as we integrate our recently-closed, highly-accretive Appalachian acquisition into our longer-term plans, we expect our Upstream and Gathering operations to immediately generate significant free cash flow. Additionally, we have line of sight on meaningful growth in our Pipeline & Storage business, driven largely by near-term expansion and modernization projects, including our Empire North project which we expect to come online in the next few months. Overall, National Fuel is well-positioned to grow our earnings and cash flows, maintain the strength of our balance sheet, and generate strong returns for our shareholders in the years ahead.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$41,250	$63,753	$21,773	$257,009
Items impacting comparability:
Impairment of oil and gas properties (E&P)	18,236	—	195,997	—
Tax impact of impairment of oil and gas properties	(4,986)	—	(53,489)	—
Deferred tax valuation allowance as of March 31, 2020	—	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(1,020)	—	(783)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	214	—	164
Unrealized (gain) loss on other investments (Corporate / All Other)	(5,639)	(1,420)	794	1,096
Tax impact of unrealized (gain) loss on other investments	1,184	298	(167)	(230)
Adjusted Operating Results	$50,045	$61,825	$221,678	$252,256

Reported GAAP Earnings Per Share	$0.47	$0.73	$0.25	$2.96
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	0.15	—	1.63	—
Deferred tax valuation allowance as of March 31, 2020	—	—	0.65	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.01)	—	(0.01)
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.05)	(0.01)	0.01	0.01
Rounding	—	—	—	0.01
Adjusted Operating Results Per Share	$0.57	$0.71	$2.54	$2.91

SALE OF TIMBER PROPERTIES

The Company has executed a purchase and sale agreement to divest substantially all of its Pennsylvania timber assets for approximately $116 million, subject to customary closing adjustments. The transaction is expected to close on or before November 1, 2020. The Company intends to use the proceeds from this sale to complete the permanent financing of its recently-closed Appalachian acquisition.

DISCUSSION OF GUIDANCE UPDATE

National Fuel is revising its fiscal 2020 earnings guidance to reflect the impact of revised commodity price assumptions for the balance of the fiscal year, projected price-related Appalachian production curtailments, and the results of the fiscal third quarter. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $2.75 to $2.85 per share.

The Company is assuming that NYMEX natural gas prices will average $1.85 per MMBtu for the remainder of fiscal 2020, down $0.20 per MMBtu from the previous guidance. Based on current forward differentials between NYMEX and regional spot prices for natural gas, the Company is assuming that its remaining approximately 6 Bcf of fiscal 2020 Appalachian production volumes exposed to the spot market will be curtailed. Taking into account these assumed curtailments, as well as the Company’s 7.3 Bcf of natural gas curtailments in the third fiscal quarter, the Company is decreasing its production guidance range to 240 to 245 Bcfe for fiscal 2020. Additionally, the Company is now assuming that WTI oil prices will average $40.00 per barrel (Bbl) for the remainder of fiscal 2020, an increase of $17.50 per Bbl from the $22.50 assumed in the previous guidance. The Company’s other guidance assumptions remain largely unchanged from the previous guidance.

The Company is also initiating preliminary guidance for fiscal 2021. National Fuel is projecting that its fiscal 2021 earnings will be within a range of $3.40 to $3.70 per share, or $3.55 per share at the midpoint of the range, an increase of approximately 27% from the midpoint of the Company’s updated fiscal 2020 guidance range. The Company’s fiscal 2021 earnings projections are being driven largely by an increase in Seneca’s forecasted natural gas production and the associated
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impact on Gathering segment revenues resulting from the Company’s recent Appalachian acquisition, as well as the expected commencement of full service on the Company’s Empire North project in late fiscal 2020.

Seneca’s fiscal 2021 net production is expected to be in the range of 305 to 335 Bcfe, an increase of 77.5 Bcf versus fiscal 2020. This expected increase is driven by the aforementioned acquisition, which includes significant flowing natural gas production, all of which will be gathered by Company-owned facilities. As a result, the Company expects Gathering segment revenues to be in the range of $185 million to $200 million, an increase of $50 million from the midpoint of the Company’s fiscal 2020 guidance.

In addition, the Company is projecting its natural gas price realizations after hedging to increase by approximately $0.10 per Mcf from its estimated fiscal 2020 realizations, driven in large part by higher expected NYMEX and regional spot prices for natural gas. Through physical firm sales contracts in place with third parties, as well as its firm transport capacity, Seneca currently has secured marketing outlets for 278 Bcf, or approximately 91%, of its projected fiscal 2021 Appalachian production. Approximately 202 Bcf of these sales, or 66% of the Company’s projected fiscal 2021 Appalachian production, are either matched with a financial hedge, including a combination of swaps and no cost collars, or were entered into at a fixed price.

As a result of the Company’s increased production base, as well as the highly synergistic nature of the Company’s Appalachian acquisition, fiscal 2021 Exploration and Production segment operating costs are expected to be reduced by approximately $0.10 per Mcfe based on the midpoint of the respective LOE, G&A, and DD&A guidance ranges.

Based on the Company’s current activity level, which includes a single drilling rig and completion crew in Appalachia and reduced activity in California, the Exploration and Production segment’s fiscal 2021 capital expenditures are expected to be in the range of $290 million to $330 million, a $75 million reduction versus fiscal 2020 at the midpoint. Gathering segment capital expenditures are expected to be $30 million to $40 million in fiscal 2021, a decline of $30 million at the midpoint.

Pipeline and Storage segment capital expenditures are expected to be in the range of $250 million to $300 million. The $100 million increase at the midpoint of the range is due primarily to spending on the recently-certificated $280 million FM100 expansion and modernization project that is expected to add approximately $50 million in annualized revenues and is anticipated to be placed in service in late calendar 2021. Utility segment capital expenditures are expected to be modestly increased as compared to fiscal 2020 at $90 million to $100 million as the Company continues to invest in the modernization of its gas distribution systems, and expects a return to spending levels in fiscal 2021 consistent with those experienced prior to the COVID-19 pandemic.

In total, the Company’s consolidated capital expenditures in fiscal 2021 are expected to be in a range of $660 million to $770 million, essentially flat versus fiscal 2020 at the midpoint of the respective ranges.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2020 and fiscal 2021 are outlined in the table on page 8.

MANAGEMENT COMMENTS ON COMPANY’S COVID-19 RESPONSE

Mr. Bauer added: “During these unprecedented times, the safety and well-being of our workforce, customers, and communities in which we operate is our top priority. We continue to support our employees through a number of initiatives, including providing a safe work environment, offering flexible work arrangements to meet the child care needs of our employees, and the avoidance of workforce reductions and furloughs. While National Fuel, like so many companies across the globe, has encountered new challenges in connection with the COVID-19 pandemic, I am proud to say that, to date, the Company has not experienced significant operational or financial impacts during this crisis – a testament to the diligence and commitment of our approximately 2,100 employees, who continue to meet and exceed the challenges of this ‘new normal'.

Furthermore, with operations that span the entirety of the natural gas value chain, we see firsthand the critical role that our business, and the energy industry, plays in meeting the daily needs of our communities – producing, gathering, transporting, and ultimately delivering critical low-cost energy supplies to the homes that have become our offices, schools, and gyms, and the manufacturing facilities that produce our food, supplies, and personal protective equipment.”

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DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2020 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2020 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion. As of the quarter ended September 30, 2019, the Company is no longer reporting the Energy Marketing operations as a reportable segment. The Energy Marketing operations have been included in the All Other category in the disclosures and tables that follow below. Prior year segment information has been restated to reflect this change in presentation.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	June 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$(6,434)	$26,512	$(32,946)
Impairment of oil and gas properties, net of tax	13,250	—	13,250
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—	(806)	806
Adjusted Operating Results	$6,816	$25,706	$(18,890)

Adjusted EBITDA	$64,780	$88,175	$(23,395)

Seneca’s third quarter GAAP earnings decreased $32.9 million versus the prior year, which includes the impact of a non-cash, pre-tax impairment of Seneca’s oil and natural gas reserves.

During the third quarter, Seneca recorded a non-cash, pre-tax impairment charge of $18.2 million ($13.2 million after-tax) to write-down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. It is anticipated that the current low commodity price environment will lead to significant non-cash impairments during the fourth quarter of fiscal 2020 and likely in the first quarter of fiscal 2021 as well.

Excluding this item, as well as the net impact of non-cash mark-to-market adjustments recorded in the prior year relating to hedge ineffectiveness (see table above), Seneca’s third quarter earnings decreased $18.9 million as the positive impacts of higher production and lower operating expenses were more than offset by the negative impacts of lower realized natural gas and crude oil prices and higher interest expense.

Seneca produced 56.0 Bcfe during the third quarter, an increase of 1.3 Bcfe, or 2%, from the prior year. Despite approximately 7.3 Bcf of price-related curtailments, natural gas production increased 1.3 Bcf, or 2%, due primarily to production from new Marcellus and Utica wells in Appalachia. Net production increased 3.2 Bcf to 27.0 Bcf in Seneca’s Western Development Area ("WDA"), primarily due to the ongoing development program in the region. Net production decreased 1.9 Bcf to 25.1 Bcf in the Eastern Development Area ("EDA"), primarily due to natural declines in the EDA-Tioga area, partly offset by higher production in the EDA-Lycoming area where increased production from new pads exceeded price-related curtailments. Oil production for the third quarter increased 8,000 Bbls, or 1%, from the prior year as new production continues to come on-line from Seneca’s development of the Pioneer assets in the Midway Sunset area of California, as well as the Coalinga assets.
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Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $1.92 per Mcf, a decrease of $0.44 per Mcf from the prior year. This decline was largely due to lower NYMEX prices and lower spot pricing at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $50.70 per Bbl, a decrease of $12.22 per Bbl compared to the prior year. The decline in oil price realizations was due primarily to lower market prices for crude oil during the quarter and reduced price differentials at local sales points in California.

Lease operating and transportation (“LOE”) expense decreased $1.6 million primarily due to a decline in well repairs, workover activity and steam fuel costs in California, partly offset by higher transportation costs in Appalachia due to increased production. LOE expense includes the fees paid to the Company’s Gathering segment for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. Depreciation, depletion and amortization (“DD&A”) expense decreased $0.7 million due largely to the ceiling test impairment recorded in the second quarter, partially offset by higher production. Seneca’s general and administrative (“G&A”) expense decreased $1.7 million despite a modest increase in production primarily due to lower personnel costs. On a unit of production basis, G&A, LOE and DD&A expenses during the quarter collectively decreased $0.11 per Mcfe, or 6% decrease, on combined G&A, LOE and DD&A expenses during the quarter.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$22,623	$15,792	$6,831

Adjusted EBITDA	$50,511	$37,328	$13,183

The Pipeline and Storage segment’s third quarter GAAP earnings increased $6.8 million versus the prior year primarily driven by higher operating revenues and lower operation and maintenance (“O&M”) expenses, partially offset by higher DD&A expense. The increase in operating revenues of $8.8 million, or 13%, was largely due to an increase in Supply Corporation's transportation and storage rates effective February 1, 2020, in accordance with Supply Corporation's rate case settlement, coupled with new demand charges for transportation service from Supply Corporation's Line N to Monaca expansion project, which was placed in service on November 1, 2019. O&M expense decreased $4.8 million primarily due to lower compressor and facility maintenance costs, lower pipeline integrity costs and lower personnel costs. The increase in DD&A expense of $3.2 million was primarily attributable to an increase in Supply Corporation's depreciation rates associated with its rate case settlement.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which currently deliver Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$15,239	$14,638	$601

Adjusted EBITDA	$27,844	$27,852	$(8)

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The Gathering segment’s third quarter GAAP earnings increased $0.6 million versus the prior year. The increase was primarily driven by higher operating revenues and the impact of a lower effective income tax rate, which were partially offset by higher O&M expense. Operating revenues increased $0.4 million primarily due to a 0.6 Bcf increase in gathered volumes from Seneca’s Appalachian natural gas production. The reduction in the Gathering segment's effective tax rate was primarily due to deferred state tax adjustments that reduced income tax expense in the current quarter. The $0.4 million increase in O&M expense was due to an increase in compressor facility and maintenance activity during the current quarter.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$6,254	$7,362	$(1,108)

Adjusted EBITDA	$30,214	$33,163	$(2,949)

The Utility segment’s third quarter GAAP earnings decreased $1.1 million over the prior year primarily due to higher O&M expense, partially offset by higher customer margin (operating revenues less purchased gas sold). The $4.5 million increase in O&M expense was primarily attributable to two factors. First, the Company’s response to COVID-19 increased expenditures on personal protective equipment and led to a higher share of personnel costs allocated to operating expense due to reduced capital expenditure-related activities resulting from governmental pandemic restrictions. Additionally, the Company recorded incremental expense to increase its allowance for uncollectible accounts due to the potential for future customer non-payment resulting from the current economic backdrop. The increase in customer margin was due primarily to colder weather in Distribution's Pennsylvania service territory and higher revenues earned through the Company’s system modernization tracking mechanism in New York, which allows for the timely recovery of system modernization investments in Distribution’s New York service territory. These positive items were partially offset by the impact of adjustments related to regulatory rate and cost recovery mechanisms subject to annual reconciliation. Weather in Distribution's Pennsylvania service territory was 19% colder on average than last year, resulting in an increase in residential and transportation customer throughput and revenues. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other, which now include the Company’s energy marketing business, generated combined earnings of $3.6 million in the current year third quarter, which was a $4.2 million increase from a combined loss of $0.6 million generated in the prior-year third quarter. The increase in earnings was driven primarily by higher unrealized gains on investment securities and higher energy marketing margins quarter over quarter, partially offset by higher interest expense. The increase in interest expense was mainly due to short-term borrowings from the Company's committed credit facility and uncommitted lines of credit during the current year third quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 7, 2020, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/9086223. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “9086223”. Both the webcast and conference call replay will be available until the close of business on Friday, August 14, 2020.

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National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the Company's ability to successfully integrate acquired assets, including Shell's upstream assets and midstream gathering assets in Pennsylvania, and achieve expected cost synergies; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; the length and severity of the recent COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2020 and initiating preliminary guidance for fiscal 2021. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2020 and fiscal 2021 are outlined in the table below.

While the Company expects to incur an additional ceiling test impairment charge in the quarter ended September 30, 2020 and likely in the first quarter of fiscal 2021 as well, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the expected ceiling test impairment charges and other potential items impacting comparability are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes these items.

	Updated FY 2020 Guidance	Preliminary FY 2021 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$2.75 to $2.85	$3.40 to $3.70
Consolidated Effective Tax Rate	~ 26%	~ 26%

Capital Expenditures (Millions)
Exploration and Production	$375 - $395	$290 - $330
Pipeline and Storage	$165 - $185	$250 - $300
Gathering	$60 - $70	$30 - $40
Utility	$80 - $90	$90 - $100
Consolidated Capital Expenditures	$680 - $740	$660 - $770

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$1.85 /MMBtu	$2.65 /MMBtu
Appalachian basin spot price (winter I summer) (1)	—	$2.25 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$40.00 /Bbl	$42.50 /Bbl
California oil price premium (% of WTI)	95%	95%

Production (Bcfe)
East Division - Appalachia	224 to 229	290 to 320
West Division - California	~ 16	~ 15
Total Production (1)	240 to 245	305 to 335

E&P Operating Costs ($/Mcfe)
LOE	$0.84 - $0.87	$0.83 - $0.85
G&A	$0.26 - $0.27	$0.21 - $0.23
DD&A	$0.70 - $0.74	$0.65 - $0.70

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$140 - $145	$185 - $200
Pipeline and Storage Segment Revenues	$305 - $310	$330 - $340

(1)Fiscal 2020 production assumes certain curtailments of all remaining Appalachian spot production volumes.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2019 GAAP earnings	$26,512	$15,792	$14,638	$7,362	$(551)	$63,753

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	(1,020)					(1,020)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	214					214
Unrealized (gain) loss on other investments					(1,420)	(1,420)
Tax impact of unrealized (gain) loss on other investments					298	298
Third quarter 2019 adjusted operating results	25,706	15,792	14,638	7,362	(1,673)	61,825

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	2,328					2,328
Higher (lower) crude oil production	419					419
Higher (lower) realized natural gas prices, after hedging	(17,957)					(17,957)
Higher (lower) realized crude oil prices, after hedging	(5,644)					(5,644)

Midstream Revenues
Higher (lower) operating revenues		6,988	335			7,323

Downstream Margins***
Impact of usage and weather				1,193		1,193
System modernization tracker revenues				742		742
Regulatory revenue adjustments				(692)		(692)
Higher (lower) energy marketing margins					1,639	1,639

Operating Expenses
Lower (higher) lease operating and transportation expenses	1,230					1,230
Lower (higher) operating expenses	917	3,798	(343)	(3,609)		763
Lower (higher) property, franchise and other taxes		(419)				(419)
Lower (higher) depreciation / depletion	540	(2,526)			333	(1,653)

Other Income (Expense)
(Higher) lower other deductions	(412)	(678)		758	324	(8)
(Higher) lower interest expense	(374)	(435)			(1,177)	(1,986)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(162)	55	646	278	(396)	421

All other / rounding	225	48	(37)	222	63	521
Third quarter 2020 adjusted operating results	6,816	22,623	15,239	6,254	(887)	50,045

Items impacting comparability:
Impairment of oil and gas properties	(18,236)					(18,236)
Tax impact of impairment of oil and gas properties	4,986					4,986
Unrealized gain (loss) on other investments					5,639	5,639
Tax impact of unrealized gain (loss) on other investments					(1,184)	(1,184)
Third quarter 2020 GAAP earnings	$(6,434)	$22,623	$15,239	$6,254	$3,568	$41,250

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2019 GAAP earnings per share	$0.31	$0.18	$0.17	$0.08	$(0.01)	$0.73
Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(0.01)					(0.01)
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Third quarter 2019 adjusted operating results per share	0.30	0.18	0.17	0.08	(0.02)	0.71

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.03					0.03
Higher (lower) crude oil production	—					—
Higher (lower) realized natural gas prices, after hedging	(0.20)					(0.20)
Higher (lower) realized crude oil prices, after hedging	(0.06)					(0.06)

Midstream Revenues
Higher (lower) operating revenues		0.08	—			0.08

Downstream Margins***
Impact of usage and weather				0.01		0.01
System modernization tracker revenues				0.01		0.01
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					0.02	0.02

Operating Expenses
Lower (higher) lease operating and transportation expenses	0.01					0.01
Lower (higher) operating expenses	0.01	0.04	—	(0.04)		0.01
Lower (higher) property, franchise and other taxes		—				—
Lower (higher) depreciation / depletion	0.01	(0.03)			—	(0.02)

Other Income (Expense)
(Higher) lower other deductions	—	(0.01)		0.01	—	—
(Higher) lower interest expense	—	—			(0.01)	(0.01)

Income Taxes
Lower (higher) income tax expense / effective tax rate	—	—	0.01	—	—	0.01

All other / rounding	(0.02)	—	(0.01)	0.01	—	(0.02)
Third quarter 2020 adjusted operating results per share	0.08	0.26	0.17	0.07	(0.01)	0.57

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(0.15)					(0.15)
Unrealized gain (loss) on other investments, net of tax					0.05	0.05
Third quarter 2020 GAAP earnings per share	$(0.07)	$0.26	$0.17	$0.07	$0.04	$0.47

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Nine months ended June 30, 2019 GAAP earnings	$86,599	$58,643	$41,511	$68,600	$1,656	$257,009

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(990)		(500)		(3,510)	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness	(783)					(783)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	164					164
Unrealized (gain) loss on other investments					1,096	1,096
Tax impact of unrealized (gain) loss on other investments					(230)	(230)
Nine months ended June 30, 2019 adjusted operating results	84,990	58,643	41,011	68,600	(988)	252,256

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	41,557					41,557
Higher (lower) crude oil production	3,930					3,930
Higher (lower) realized natural gas prices, after hedging	(49,552)					(49,552)
Higher (lower) realized crude oil prices, after hedging	(6,421)					(6,421)

Midstream Revenues
Higher (lower) operating revenues		8,613	9,023			17,636

Downstream Margins***
Impact of usage and weather				(2,481)		(2,481)
System modernization tracker revenues				2,888		2,888
Regulatory revenue adjustments				771		771
Higher (lower) energy marketing margins					2,530	2,530

Operating Expenses
Lower (higher) lease operating and transportation expenses	(9,851)					(9,851)
Lower (higher) operating expenses		5,058	(2,381)	(6,322)	750	(2,895)
Lower (higher) property, franchise and other taxes	1,592	(1,633)				(41)
Lower (higher) depreciation / depletion	(14,230)	(4,544)	(647)	(821)	435	(19,807)

Other Income (Expense)
(Higher) lower other deductions	(1,125)	(1,594)		694	1,329	(696)
(Higher) lower interest expense	(1,566)			935	(1,894)	(2,525)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(3,143)	(2,404)	432	(166)	(660)	(5,941)

All other / rounding	(943)	676	(126)	237	476	320
Nine months ended June 30, 2020 adjusted operating results	45,238	62,815	47,312	64,335	1,978	221,678

Items impacting comparability:
Impairment of oil and gas properties	(195,997)					(195,997)
Tax impact of impairment of oil and gas properties	53,489					53,489
Deferred tax valuation allowance	(60,463)		3,769		(76)	(56,770)
Unrealized gain (loss) on other investments					(794)	(794)
Tax impact of unrealized gain (loss) on other investments					167	167
Nine months ended June 30, 2020 GAAP earnings	$(157,733)	$62,815	$51,081	$64,335	$1,275	$21,773

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2019 GAAP earnings per share	$1.00	$0.68	$0.48	$0.79	$0.01	$2.96
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.01)		(0.01)		(0.04)	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(0.01)					(0.01)
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
Rounding					0.01	0.01
Nine months ended June 30, 2019 adjusted operating results per share	0.98	0.68	0.47	0.79	(0.01)	2.91

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.48					0.48
Higher (lower) crude oil production	0.04					0.04
Higher (lower) realized natural gas prices, after hedging	(0.57)					(0.57)
Higher (lower) realized crude oil prices, after hedging	(0.07)					(0.07)

Midstream Revenues
Higher (lower) operating revenues		0.10	0.10			0.20

Downstream Margins***
Impact of usage and weather				(0.03)		(0.03)
System modernization tracker revenues				0.03		0.03
Regulatory revenue adjustments				0.01		0.01
Higher (lower) energy marketing margins					0.03	0.03

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.11)					(0.11)
Lower (higher) operating expenses		0.06	(0.03)	(0.07)	0.01	(0.03)
Lower (higher) property, franchise and other taxes	0.02	(0.02)				—
Lower (higher) depreciation / depletion	(0.16)	(0.05)	(0.01)	(0.01)	—	(0.23)

Other Income (Expense)
(Higher) lower other deductions	(0.01)	(0.02)		0.01	0.02	—
(Higher) lower interest expense	(0.02)			0.01	(0.02)	(0.03)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.04)	(0.03)	—	—	(0.01)	(0.08)

All other / rounding	(0.02)	—	0.01	—	—	(0.01)
Nine months ended June 30, 2020 adjusted operating results per share	0.52	0.72	0.54	0.74	0.02	2.54

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(1.63)					(1.63)
Deferred tax valuation allowance	(0.69)		0.04		—	(0.65)
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
Rounding	(0.01)				0.01	—
Nine months ended June 30, 2020 GAAP earnings per share	$(1.81)	$0.72	$0.58	$0.74	$0.02	$0.25

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2020	2019	2020	2019
Operating Revenues:
Utility and Energy Marketing Revenues	$139,661	$151,312	$650,320	$781,059
Exploration and Production and Other Revenues	132,338	159,864	456,073	470,267
Pipeline and Storage and Gathering Revenues	51,020	46,024	151,908	148,665
	323,019	357,200	1,258,301	1,399,991
Operating Expenses:
Purchased Gas	29,121	47,839	239,663	381,537
Operation and Maintenance:
Utility and Energy Marketing	43,950	39,607	138,931	132,082
Exploration and Production and Other	32,404	35,674	109,056	108,610
Pipeline and Storage and Gathering	24,298	28,675	77,488	80,857
Property, Franchise and Other Taxes	21,381	21,506	67,268	68,046
Depreciation, Depletion and Amortization	73,232	71,072	226,062	200,990
Impairment of Oil and Gas Producing Properties	18,236	—	195,997	—
	242,622	244,373	1,054,465	972,122

Operating Income	80,397	112,827	203,836	427,869

Other Income (Expense):
Other Income (Deductions)	2,547	(1,456)	(17,971)	(16,977)
Interest Expense on Long-Term Debt	(27,140)	(25,303)	(77,853)	(76,016)
Other Interest Expense	(1,420)	(1,202)	(4,863)	(4,061)

Income Before Income Taxes	54,384	84,866	103,149	330,815

Income Tax Expense	13,134	21,113	81,376	73,806

Net Income Available for Common Stock	$41,250	$63,753	$21,773	$257,009

Earnings Per Common Share
Basic	$0.47	$0.74	$0.25	$2.98
Diluted	$0.47	$0.73	$0.25	$2.96

Weighted Average Common Shares:
Used in Basic Calculation	87,966,289	86,306,434	86,966,448	86,208,766
Used in Diluted Calculation	88,323,699	86,839,841	87,346,362	86,765,781

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2020	2019

ASSETS
Property, Plant and Equipment	$11,710,155	$11,204,838
Less - Accumulated Depreciation, Depletion and Amortization	6,088,803	5,695,328
Net Property, Plant and Equipment	5,621,352	5,509,510

Current Assets:
Cash and Temporary Cash Investments	556,264	20,428
Hedging Collateral Deposits	7,699	6,832
Receivables - Net	136,438	139,956
Unbilled Revenue	17,903	18,758
Gas Stored Underground	14,356	36,632
Materials and Supplies - at average cost	51,396	40,717
Unrecovered Purchased Gas Costs	—	2,246
Other Current Assets	47,652	97,054
Total Current Assets	831,708	362,623

Other Assets:
Recoverable Future Taxes	116,758	115,197
Unamortized Debt Expense	12,724	14,005
Other Regulatory Assets	160,294	167,320
Deferred Charges	87,956	33,843
Other Investments	144,584	144,917
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	75,235	60,517
Fair Value of Derivative Financial Instruments	62,817	48,669
Other	81	80
Total Other Assets	665,925	590,024
Total Assets	$7,118,985	$6,462,157

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,943,652 Shares and 86,315,287 Shares, Respectively	$90,944	$86,315
Paid in Capital	999,057	832,264
Earnings Reinvested in the Business	1,177,650	1,272,601
Accumulated Other Comprehensive Loss	(41,794)	(52,155)
Total Comprehensive Shareholders' Equity	2,225,857	2,139,025
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,628,782	2,133,718
Total Capitalization	4,854,639	4,272,743

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	55,200
Current Portion of Long-Term Debt	—	—
Accounts Payable	94,123	132,208
Amounts Payable to Customers	18,772	4,017
Dividends Payable	40,470	37,547
Interest Payable on Long-Term Debt	31,600	18,508
Customer Advances	561	13,044
Customer Security Deposits	15,226	16,210
Other Accruals and Current Liabilities	138,344	139,600
Fair Value of Derivative Financial Instruments	3,264	5,574
Total Current and Accrued Liabilities	342,360	421,908

Deferred Credits:
Deferred Income Taxes	783,377	653,382
Taxes Refundable to Customers	357,945	366,503
Cost of Removal Regulatory Liability	227,043	221,699
Other Regulatory Liabilities	160,501	142,367
Pension and Other Post-Retirement Liabilities	127,237	133,729
Asset Retirement Obligations	128,666	127,458
Other Deferred Credits	137,217	122,368
Total Deferred Credits	1,921,986	1,767,506
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,118,985	$6,462,157

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2020	2019

Operating Activities:
Net Income Available for Common Stock	$21,773	$257,009
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	195,997	—
Depreciation, Depletion and Amortization	226,062	200,990
Deferred Income Taxes	116,332	111,123
Stock-Based Compensation	9,716	16,144
Other	5,645	7,964
Change in:
Receivables and Unbilled Revenue	4,045	(31,584)
Gas Stored Underground and Materials and Supplies	11,597	17,551
Unrecovered Purchased Gas Costs	2,246	4,204
Other Current Assets	49,312	11,972
Accounts Payable	(13,166)	(16,132)
Amounts Payable to Customers	14,755	11,152
Customer Advances	(12,483)	(13,443)
Customer Security Deposits	(984)	(8,902)
Other Accruals and Current Liabilities	6,774	36,040
Other Assets	(18,215)	(34,594)
Other Liabilities	4,464	1,061
Net Cash Provided by Operating Activities	$623,870	$570,555

Investing Activities:
Capital Expenditures	$(551,004)	$(587,442)
Acquisition of Upstream Assets and Midstream Gathering Assets	(27,050)	—
Other	4,126	(3,071)
Net Cash Used in Investing Activities	$(573,928)	$(590,513)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(55,200)	$—
Dividends Paid on Common Stock	(112,851)	(109,875)
Net Proceeds From Issuance of Long-Term Debt	493,108	—
Net Proceeds from Issuance (Repurchase) of Common Stock	161,704	(8,864)
Net Cash Provided by (Used in) Financing Activities	$486,761	$(118,739)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	536,703	(138,697)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	27,260	233,047
Cash, Cash Equivalents, and Restricted Cash at June 30	$563,963	$94,350

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2020	2019	Variance	2020	2019	Variance
Total Operating Revenues	$131,228	$158,875	$(27,647)	$452,728	$467,853	$(15,125)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	13,968	15,628	(1,660)	46,777	47,940	(1,163)
Lease Operating and Transportation Expense	46,157	47,714	(1,557)	148,687	136,217	12,470
All Other Operation and Maintenance Expense	2,952	2,453	499	8,994	7,705	1,289
Property, Franchise and Other Taxes	3,371	3,885	(514)	11,543	13,558	(2,015)
Depreciation, Depletion and Amortization	39,372	40,055	(683)	128,656	110,643	18,013
Impairment of Oil and Gas Producing Properties	18,236	—	18,236	195,997	—	195,997
	124,056	109,735	14,321	540,654	316,063	224,591

Operating Income (Loss)	7,172	49,140	(41,968)	(87,926)	151,790	(239,716)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(395)	(4)	(391)	(1,185)	(12)	(1,173)
Interest and Other Income	142	272	(130)	583	834	(251)
Interest Expense	(14,323)	(13,850)	(473)	(42,543)	(40,561)	(1,982)

Income (Loss) Before Income Taxes	(7,404)	35,558	(42,962)	(131,071)	112,051	(243,122)
Income Tax Expense (Benefit)	(970)	9,046	(10,016)	26,662	25,452	1,210
Net Income (Loss)	$(6,434)	$26,512	$(32,946)	$(157,733)	$86,599	$(244,332)

Net Income (Loss) Per Share (Diluted)	$(0.07)	$0.31	$(0.38)	$(1.81)	$1.00	$(2.81)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$51,020	$46,024	$4,996	$151,908	$148,663	$3,245
Intersegment Revenues	26,793	22,943	3,850	77,370	69,712	7,658
Total Operating Revenues	77,813	68,967	8,846	229,278	218,375	10,903

Operating Expenses:
Purchased Gas	11	70	(59)	1	884	(883)
Operation and Maintenance	19,262	24,070	(4,808)	62,207	68,610	(6,403)
Property, Franchise and Other Taxes	8,029	7,499	530	24,515	22,448	2,067
Depreciation, Depletion and Amortization	14,352	11,154	3,198	39,313	33,561	5,752
	41,654	42,793	(1,139)	126,036	125,503	533

Operating Income	36,159	26,174	9,985	103,242	92,872	10,370

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(174)	930	(1,104)	(523)	2,328	(2,851)
Interest and Other Income	1,763	1,517	246	4,851	4,018	833
Interest Expense	(7,773)	(7,223)	(550)	(22,037)	(22,009)	(28)

Income Before Income Taxes	29,975	21,398	8,577	85,533	77,209	8,324
Income Tax Expense	7,352	5,606	1,746	22,718	18,566	4,152
Net Income	$22,623	$15,792	$6,831	$62,815	$58,643	$4,172

Net Income Per Share (Diluted)	$0.26	$0.18	$0.08	$0.72	$0.68	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$—	$—	$—	$—	$2	$(2)
Intersegment Revenues	33,299	32,875	424	103,355	91,931	11,424
Total Operating Revenues	33,299	32,875	424	103,355	91,933	11,422

Operating Expenses:
Operation and Maintenance	5,443	5,009	434	16,487	13,473	3,014
Property, Franchise and Other Taxes	12	14	(2)	50	62	(12)
Depreciation, Depletion and Amortization	5,237	5,485	(248)	15,655	14,836	819
	10,692	10,508	184	32,192	28,371	3,821

Operating Income	22,607	22,367	240	71,163	63,562	7,601

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(71)	(1)	(70)	(214)	(85)	(129)
Interest and Other Income	41	173	(132)	198	489	(291)
Interest Expense	(2,383)	(2,288)	(95)	(6,762)	(7,010)	248

Income Before Income Taxes	20,194	20,251	(57)	64,385	56,956	7,429
Income Tax Expense	4,955	5,613	(658)	13,304	15,445	(2,141)
Net Income	$15,239	$14,638	$601	$51,081	$41,511	$9,570

Net Income Per Share (Diluted)	$0.17	$0.17	$—	$0.58	$0.48	$0.10

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$124,390	$129,977	$(5,587)	$569,856	$648,624	$(78,768)
Intersegment Revenues	2,647	2,944	(297)	8,499	9,984	(1,485)
Total Operating Revenues	127,037	132,921	(5,884)	578,355	658,608	(80,253)

Operating Expenses:
Purchased Gas	43,752	51,003	(7,251)	247,869	328,119	(80,250)
Operation and Maintenance	43,410	38,890	4,520	137,323	129,839	7,484
Property, Franchise and Other Taxes	9,661	9,865	(204)	30,295	31,229	(934)
Depreciation, Depletion and Amortization	13,860	13,546	314	41,241	40,202	1,039
	110,683	113,304	(2,621)	456,728	529,389	(72,661)

Operating Income	16,354	19,617	(3,263)	121,627	129,219	(7,592)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(5,811)	(5,946)	135	(24,962)	(25,560)	598
Interest and Other Income	1,749	929	820	2,994	2,709	285
Interest Expense	(5,240)	(5,793)	553	(16,430)	(17,950)	1,520

Income Before Income Taxes	7,052	8,807	(1,755)	83,229	88,418	(5,189)
Income Tax Expense	798	1,445	(647)	18,894	19,818	(924)
Net Income	$6,254	$7,362	$(1,108)	$64,335	$68,600	$(4,265)

Net Income Per Share (Diluted)	$0.07	$0.08	$(0.01)	$0.74	$0.79	$(0.05)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$16,286	$22,189	$(5,903)	$83,445	$134,605	$(51,160)
Intersegment Revenues	341	681	(340)	598	1,056	(458)
Total Operating Revenues	16,627	22,870	(6,243)	84,043	135,661	(51,618)
Operating Expenses:
Purchased Gas	14,038	22,517	(8,479)	75,222	130,853	(55,631)
Operation and Maintenance	2,176	1,890	286	5,754	5,713	41
Property, Franchise and Other Taxes	202	127	75	522	398	124
Depreciation, Depletion and Amortization	245	640	(395)	653	1,176	(523)
	16,661	25,174	(8,513)	82,151	138,140	(55,989)

Operating Income (Loss)	(34)	(2,304)	2,270	1,892	(2,479)	4,371

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(69)	(11)	(58)	(207)	(143)	(64)
Interest and Other Income	202	387	(185)	674	1,052	(378)
Interest Expense	(10)	(3)	(7)	(52)	(16)	(36)

Income (Loss) before Income Taxes	89	(1,931)	2,020	2,307	(1,586)	3,893
Income Tax Expense (Benefit)	98	(487)	585	775	(640)	1,415
Net Income (Loss)	$(9)	$(1,444)	$1,435	$1,532	$(946)	$2,478
Net Income (Loss) Per Share (Diluted)	$—	$(0.02)	$0.02	$0.02	$(0.01)	$0.03

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$95	$135	$(40)	$364	$244	$120
Intersegment Revenues	1,094	1,165	(71)	3,281	3,494	(213)
Total Operating Revenues	1,189	1,300	(111)	3,645	3,738	(93)
Operating Expenses:
Operation and Maintenance	2,778	3,159	(381)	8,920	9,910	(990)
Property, Franchise and Other Taxes	106	116	(10)	343	351	(8)
Depreciation, Depletion and Amortization	166	192	(26)	544	572	(28)
	3,050	3,467	(417)	9,807	10,833	(1,026)

Operating Loss	(1,861)	(2,167)	306	(6,162)	(7,095)	933

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(775)	(647)	(128)	(2,326)	(2,032)	(294)
Interest and Other Income	35,919	30,235	5,684	89,795	86,612	3,183
Interest Expense on Long-Term Debt	(27,140)	(25,303)	(1,837)	(77,853)	(76,016)	(1,837)
Other Interest Expense	(1,665)	(1,335)	(330)	(4,688)	(3,702)	(986)

Income (Loss) before Income Taxes	4,478	783	3,695	(1,234)	(2,233)	999
Income Tax Expense (Benefit)	901	(110)	1,011	(977)	(4,835)	3,858
Net Income (Loss)	$3,577	$893	$2,684	$(257)	$2,602	$(2,859)
Net Income (Loss) Per Share (Diluted)	$0.04	$0.01	$0.03	$—	$0.02	$(0.02)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2020	2019	Variance	2020	2019	Variance
Intersegment Revenues	$(64,174)	$(60,608)	$(3,566)	$(193,103)	$(176,177)	$(16,926)
Operating Expenses:
Purchased Gas	(28,680)	(25,751)	(2,929)	(83,429)	(78,319)	(5,110)
Operation and Maintenance	(35,494)	(34,857)	(637)	(109,674)	(97,858)	(11,816)
	(64,174)	(60,608)	(3,566)	(193,103)	(176,177)	(16,926)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest and Other Deductions	(29,974)	(29,290)	(684)	(87,649)	(87,187)	(462)
Interest Expense	29,974	29,290	684	87,649	87,187	462
Net Income (Loss)	$—	$—	$—	$—	$—	$—
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2020		2019		(Decrease)	2020		2019		(Decrease)

Capital Expenditures:
Exploration and Production	$65,647	'(1)	$128,888	'(3)	$(63,241)	$294,990	(1)(2)	$391,674	(3)(4)	$(96,684)
Pipeline and Storage	41,494	'(1)	35,489	'(3)	6,005	124,131	(1)(2)	88,127	(3)(4)	36,004
Gathering	21,289	'(1)	17,926	'(3)	3,363	46,200	(1)(2)	39,396	(3)(4)	6,804
Utility	25,616	'(1)	22,706	'(3)	2,910	62,238	(1)(2)	58,363	(3)(4)	3,875
Total Reportable Segments	154,046		205,009		(50,963)	527,559		577,560		(50,001)
All Other	16		82		(66)	38		124		(86)
Corporate	100		267		(167)	420		369		51
Total Capital Expenditures	$154,162		$205,358		$(51,196)	$528,017		$578,053		$(50,036)

(1)Capital expenditures for the quarter and nine months ended June 30, 2020, include accounts payable and accrued liabilities related to capital expenditures of $26.5 million, $16.4 million, $6.5 million, and $8.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2020, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the nine months ended June 30, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the nine months ended June 30, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2020.

(3)Capital expenditures for the quarter and nine months ended June 30, 2019, include accounts payable and accrued liabilities related to capital expenditures of $51.0 million, $14.0 million, $8.3 million, and $6.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2019, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the nine months ended June 30, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the nine months ended June 30, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2019.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2020	2019	Normal (1)	Last Year (1)

Buffalo, NY	912	1,032	957	13.2	7.8
Erie, PA	871	920	773	5.6	19.0

Nine Months Ended June 30,

Buffalo, NY	6,491	6,002	6,654	(7.5)	(9.8)
Erie, PA	6,057	5,381	5,899	(11.2)	(8.8)

(1)Percents compare actual 2020 degree days to normal degree days and actual 2020 degree days to actual 2019 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	52,043	50,766	1,277	161,965	140,954	21,011
West Coast	468	494	(26)	1,434	1,483	(49)
Total Production	52,511	51,260	1,251	163,399	142,437	20,962

Average Prices (Per Mcf)
Appalachia	$1.45	$2.21	$(0.76)	$1.80	$2.58	$(0.78)
West Coast	2.58	3.84	(1.26)	3.98	5.55	(1.57)
Weighted Average	1.46	2.22	(0.76)	1.82	2.61	(0.79)
Weighted Average after Hedging	1.92	2.36	(0.44)	2.13	2.51	(0.38)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	—	1	(1)	2	2	—
West Coast	584	575	9	1,790	1,710	80
Total Production	584	576	8	1,792	1,712	80

Average Prices (Per Barrel)
Appalachia	$27.50	$55.45	$(27.95)	$50.28	$55.80	$(5.52)
West Coast	29.13	67.43	(38.30)	47.40	65.01	(17.61)
Weighted Average	29.12	67.41	(38.29)	47.41	65.00	(17.59)
Weighted Average after Hedging	50.70	62.92	(12.22)	57.35	61.88	(4.53)

Total Production (MMcfe)	56,015	54,716	1,299	174,151	152,709	21,442

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.25	$0.29	$(0.04)	$0.27	$0.31	$(0.04)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.82	$0.87	$(0.05)	$0.85	$0.89	$(0.04)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.70	$0.73	$(0.03)	$0.74	$0.72	$0.02

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the three months ended June 30, 2020 and June 30, 2019, respectively. Amounts include transportation expense of $0.57 and $0.55 per Mcfe for the nine months ended June 30, 2020 and June 30, 2019, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	385,000	BBL	$62.31 / BBL
NYMEX	81,000	BBL	$50.52 / BBL
Total	466,000	BBL	$60.26 / BBL

Gas Swaps
NYMEX	23,010,000	MMBTU	$2.66 / MMBTU
DAWN	1,800,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	21,571,753	MMBTU	$2.13 / MMBTU
Total	46,381,753	MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	936,000	BBL	$59.45 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	1,092,000	BBL	$58.24 / BBL

Gas Swaps
NYMEX	133,540,000	MMBTU	$2.61/ MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
No Cost Collars	25,850,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	50,040,640	MMBTU	$2.21 / MMBTU
Total	210,030,640	MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Gas Swaps
NYMEX	79,590,000	MMBTU	$2.55 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	40,674,677	MMBTU	$2.23 / MMBTU
Total	122,614,677	MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	18,920,000	MMBTU	$2.48 / MMBTU
Fixed Price Physical Sales	36,919,798	MMBTU	$2.25 / MMBTU
Total	55,839,798	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,150,000	MMBTU	$2.45 / MMBTU
Fixed Price Physical Sales	20,954,870	MMBTU	$2.25 / MMBTU
Total	22,104,870	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Firm Transportation - Affiliated	20,877	20,755	122	98,145	107,423	(9,278)
Firm Transportation - Non-Affiliated	151,702	137,984	13,718	478,880	442,839	36,041
Interruptible Transportation	757	309	448	2,002	1,974	28
	173,336	159,048	14,288	579,027	552,236	26,791

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Gathered Volume - Affiliated	61,338	60,745	593	190,864	169,590	21,274

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Retail Sales:
Residential Sales	11,312	9,895	1,417	56,943	60,581	(3,638)
Commercial Sales	1,450	1,441	9	8,295	8,999	(704)
Industrial Sales	106	151	(45)	506	639	(133)
	12,868	11,487	1,381	65,744	70,219	(4,475)
Transportation	13,520	14,716	(1,196)	59,233	65,914	(6,681)
	26,388	26,203	185	124,977	136,133	(11,156)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2020 and 2019:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$41,250	$63,753	$21,773	$257,009
Items impacting comparability:
Impairment of oil and gas properties (E&P)	18,236	—	195,997	—
Tax impact of impairment of oil and gas properties	(4,986)	—	(53,489)	—
Deferred tax valuation allowance as of March 31, 2020	—	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(1,020)	—	(783)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	214	—	164
Unrealized (gain) loss on other investments (Corporate/All Other)	(5,639)	(1,420)	794	1,096
Tax impact of unrealized (gain) loss on other investments	1,184	298	(167)	(230)
Adjusted Operating Results	$50,045	$61,825	$221,678	$252,256

Reported GAAP Earnings per share	$0.47	$0.73	$0.25	$2.96
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	0.15	—	1.63	—
Deferred tax valuation allowance as of March 31, 2020	—	—	0.65	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.01)	—	(0.01)
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	(0.05)	(0.01)	0.01	0.01
Rounding	—	—	—	0.01
Adjusted Operating Results Per Share	$0.57	$0.71	$2.54	$2.91

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2020 and 2019:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2020	2019	2020	2019
Reported GAAP Earnings	$41,250	$63,753	$21,773	$257,009
Depreciation, Depletion and Amortization	73,232	71,072	226,062	200,990
Other (Income) Deductions	(2,547)	1,456	17,971	16,977
Interest Expense	28,560	26,505	82,716	80,077
Income Taxes	13,134	21,113	81,376	73,806
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(1,020)	—	(783)
Impairment of Oil and Gas Producing Properties	18,236	—	195,997	—
Adjusted EBITDA	$171,865	$182,879	$625,895	$628,076

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$50,511	$37,328	$142,555	$126,433
Gathering Adjusted EBITDA	27,844	27,852	86,818	78,398
Total Midstream Businesses Adjusted EBITDA	78,355	65,180	229,373	204,831
Exploration and Production Adjusted EBITDA	64,780	88,175	236,727	261,650
Utility Adjusted EBITDA	30,214	33,163	162,868	169,421
Corporate and All Other Adjusted EBITDA	(1,484)	(3,639)	(3,073)	(7,826)
Total Adjusted EBITDA	$171,865	$182,879	$625,895	$628,076

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2020	2019	2020	2019
Exploration and Production Segment
Reported GAAP Earnings	$(6,434)	$26,512	$(157,733)	$86,599
Depreciation, Depletion and Amortization	39,372	40,055	128,656	110,643
Other (Income) Deductions	253	(268)	602	(822)
Interest Expense	14,323	13,850	42,543	40,561
Income Taxes	(970)	9,046	26,662	25,452
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(1,020)	—	(783)
Impairment of Oil and Gas Producing Properties	18,236	—	195,997	—
Adjusted EBITDA	$64,780	$88,175	$236,727	$261,650

Pipeline and Storage Segment
Reported GAAP Earnings	$22,623	$15,792	$62,815	$58,643
Depreciation, Depletion and Amortization	14,352	11,154	39,313	33,561
Other (Income) Deductions	(1,589)	(2,447)	(4,328)	(6,346)
Interest Expense	7,773	7,223	22,037	22,009
Income Taxes	7,352	5,606	22,718	18,566
Adjusted EBITDA	$50,511	$37,328	$142,555	$126,433

Gathering Segment
Reported GAAP Earnings	$15,239	$14,638	$51,081	$41,511
Depreciation, Depletion and Amortization	5,237	5,485	15,655	14,836
Other (Income) Deductions	30	(172)	16	(404)
Interest Expense	2,383	2,288	6,762	7,010
Income Taxes	4,955	5,613	13,304	15,445
Adjusted EBITDA	$27,844	$27,852	$86,818	$78,398

Utility Segment
Reported GAAP Earnings	$6,254	$7,362	$64,335	$68,600
Depreciation, Depletion and Amortization	13,860	13,546	41,241	40,202
Other (Income) Deductions	4,062	5,017	21,968	22,851
Interest Expense	5,240	5,793	16,430	17,950
Income Taxes	798	1,445	18,894	19,818
Adjusted EBITDA	$30,214	$33,163	$162,868	$169,421

Corporate and All Other
Reported GAAP Earnings	$3,568	$(551)	$1,275	$1,656
Depreciation, Depletion and Amortization	411	832	1,197	1,748
Other (Income) Deductions	(5,303)	(674)	(287)	1,698
Interest Expense	(1,159)	(2,649)	(5,056)	(7,453)
Income Taxes	999	(597)	(202)	(5,475)
Adjusted EBITDA	$(1,484)	$(3,639)	$(3,073)	$(7,826)